4141 Rockside Road
                                                           Suite 150
                                                           Cleveland, Ohio 44131

ZION, SMORAG & ASSOCIATES                                  Phone (216) 447-6006
Certified Public Accountants                               FAX   (216) 447-6007



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 19, 1997 into this Form 8-K and into the Company's previously filed Registration Statements, File Numbers 33-85972, 33-85960, 33-85956, 33-79176, 33-71772, 333-3236, 333-3068 and 333-3066.


                                           /s/ Zion, Smorag & Associates


Cleveland, Ohio
October 8, 1997